As filed with the Securities and Exchange Commission on October 21, 2021

    No. 333-

SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Iconic Sports Acquisition Corp. (Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)			98-1596288 (I.R.S. Employer Identification No.)

190 Elgin Avenue
George Town, Grand Cayman
KY1-9008
Cayman Islands
Tel.: +44 (0) 2703 93702
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tifosy Limited
16 Hanover Square
London, W1S 1HT
United Kingdom
Tel.: +44 (0) 2703 93702

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Christian O. Nagler Alla Digilova Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900			Brian E. Rosenzweig Mark Brod Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Tel: (212) 455-2000 Fax: (212) 455-2502

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-260096
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒		Smaller reporting company ☒
		Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	5,750,000 units	$10.00	$57,500,000	$5,331
Class A ordinary shares included as part of the units(3)	5,750,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	2,875,000 warrants	—	—	—(4)
Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units	2,875,000 shares	$11.50	$33,062,500	$3,065
Total			$90,562,500	$8,396

(1)  Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260096).

(2)  Estimated solely for the purpose of calculating the registration fee.

(3)  Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)  No fee pursuant to Rule 457(g).

(5)  The Registrant previously registered securities having a proposed maximum aggregate offering price of $452,812,500 on its Registration Statement on Form S-1, as amended (File No. 333-260096), which was declared effective by the Securities and Exchange Commission on October 21, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $90,562,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters' option to purchase additional units.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of Iconic Sports Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260096) (the “Prior Registration Statement”), initially filed by the Registrant on October 6, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on October 21, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 22, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 22, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-260096) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Walkers, Cayman Islands legal counsel to the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	Consent of Walkers (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the Registrant's Prior Registration Statement (File No. 333-260096) filed on October 6, 2021).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom on the 21st day of October 2021.

ICONIC SPORTS ACQUISITION CORP.

By:	/s/ Tommy Aylmer
Name: Tommy Aylmer
Title: Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on October 21, 2021.

Name	Position

*	Director
James G. Dinan

*	Director
Alexander Knaster

*	Co-Chief Executive Officer
Gianluca Vialli	(Principal Executive Officer)

/s/ Fausto Zanetton	Chief Financial Officer and Co-Chief Executive Officer
Fausto Zanetton	(Principal Financial and Accounting Officer)

/s/ Renée E. LaBran	Director
Renée E. LaBran

/s/ Alex Liu	Director
Alex Liu

/s/ Fahd Beg	Director
Fahd Beg

*By:	/s/ Fausto Zanetton
Fausto Zanetton
Attorney-in-Fact

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ICONIC SPORTS ACQUISITION CORP. has signed this registration statement in the City of Newark, State of Delaware, on October 21, 2021.

Authorized Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi